Exhibit 10.7

                             FIRST SUPPLEMENT TO THE
                             KERR-McGEE CORPORATION
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
               AS AMENDED AND RESTATED EFFECTIVE FEBRUARY 26, 1999
              (As it applies to Employee Plan Participants who were
             Participants in the Superseded Plan as of May 2, 1994)


(A)      Applicability:
         --------------

         (1) This First Supplement to the Kerr-McGee Corporation Supplemental Executive Retirement Plan (the "First Supplement") forms a part of the Kerr-McGee Corporation Supplemental Executive Retirement Plan as in effect on and after February 26, 1999 ("Plan"). The provisions of this First Supplement shall apply only to those employee Participants who were Participants in the superseded Plan as of May 2, 1994 ("First Supplement Employees").

         (2) There shall be no duplication of benefits provided under the Plan and this First Supplement, and the actuarially equivalent benefits payable under one shall be inclusive of the actuarially equivalent benefits payable under the other unless specifically provided otherwise in the provisions of the Plan or this First Supplement.

         (3) All terms used in this First Supplement shall have the meanings assigned to them in the provisions of the Plan, unless a different meaning is plainly required by the context.

(B)      Minimum Benefits Applicable to First Supplement Employees
         ---------------------------------------------------------

         (1) Minimum Retirement Income: The monthly retirement income determined under Section 4.2(a)(i) of the Plan for a First Supplement Employee before reduction for the offset in Section 4.2(a)(ii) shall not be less than 70% of the Participant's Final Average Monthly Pay multiplied by the Early Retirement Factor specified in Section 4.2(a) of the Plan based upon the Participant's attained age at the date of his retirement.

         (2) Minimum Disability Retirement Income: The monthly retirement income determined under Section 4.2(b)(i) of the Plan for a First Supplement Employee before reduction for the offset in Section 4.2(b)(ii) shall not be less than 70% of the Participant's Final Average Monthly Pay multiplied by the Early Retirement Factor specified in Section 4.2(a) of the Plan for retirement at age 52.

         (3) Minimum Benefit for Termination Due to Change of Control: The monthly retirement income determined under Section 4.2(c)(i) of the Plan for a First Supplement Employee before reduction for the offset in Section 4.2(c)(ii) shall not be less than 70% of the Participant's Final Average Monthly Pay multiplied by the Early Retirement Factor specified in Section 4.2(a) of the Plan based upon the Participant's attained age as of the date of his termination of service; or if the Participant's attained age as of the date of his termination of service is less than age 52, by the product of the Early Retirement Factor specified in Section 4.2(a) of the Plan for retirement at age 52 multiplied by a factor which will convert a monthly retirement income payable for life commencing at age 52 to an Actuarially Equivalent amount of monthly retirement income payable for life commencing at the Participant's attained age as of the date of his termination of service.

         (4) Minimum Death Benefit: For the purpose of determining the benefit provided under Section 4.2(d) of the Plan on behalf of a First Supplement Employee, the Minimum Benefit in Section (B)(3) above with respect to Section 4.2(C)(i) of the Plan shall apply; provided the Participant's date of death shall be used in lieu of his date of termination of service and Final Average Monthly Pay and Monthly Offset Amounts shall be determined as of the date of the Participant's death. In the case of the death of a Disabled Participant, the benefit shall be computed as if he remained in the active service of the Employer until his death and his Final Average Monthly Pay at the date of his death was the same as his Final Average Monthly Pay at the date of his termination of active service due to Disability.

         (5) Monthly Offset Amount for Minimum Benefits: Solely for the purpose of determining a minimum benefit for a First Supplement Employee under Section (B) herein, the Monthly Offset Amount in Section 2.14 of the Plan shall include in addition to and in the same manner as the amounts described in (a) through (c) of Section 2.14, the following amounts:

                  (a) the monthly  amount of retirement  income or other benefit which is payable to or on behalf of the Participant on or after such specified date under any qualified defined benefit pension plan in which the Participant participated prior to his last period of employment with the Employer while in the employment of an employer which is not an Employer as defined herein; and

                  (b) the monthly  amount of any  employer-sponsored  retirement income or other benefit which, in the opinion of the Committee, is for the purpose of providing defined benefit pension plan benefits that are in addition to those provided under the qualified defined benefit pension plan of an employer which is not an Employer, as defined herein, and is payable to or on behalf of the Participant on and after such specified date under any non-qualified plan in which the Participant participated prior to his last period of employment with the Employer while in the employment of such employer.

(C)      Right to Amend or Terminate First Supplement.
         ---------------------------------------------

             The provisions of Section 9.1 of the Plan with respect to amendment and termination thereof shall apply with equal force to this First Supplement.


              IN WITNESS WHEREOF, KERR-McGEE CORPORATION has, on its behalf and on behalf of its participating affiliates, caused this First Supplement to be executed by its duly authorized officers on the 9th day of January, 2001, effective as of February 26, 1999.


                                     KERR-McGEE CORPORATION



                                     By:(William E. Bradford)
                                        ---------------------------------
                                         William E. Bradford,
                                         Director and Chair of the
                                         Executive Compensation Committee